Exhibit 23

Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10K of Privileged World Travel Club Inc of our report dated March 29, 2013, relating to the financial statements of the year ended December  31, 2012, and for the period May 18, 2012 (date of inception) to December 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

April 11, 2013